UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2007

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.	3

SIGNATURES		4

EXHIBIT INDEX		5

EXHIBIT 23.1	CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXHIBIT 99.1	BALANCE SHEETS OF THE CPR BUSINESS AS OF MAY 31, 2007, 2006 AND 2005 (AUDITED) AND THE RELATED STATEMENTS OF OPERATIONS, PARENT’S NET INVESTMENT AND CASH FLOWS FOR THE YEARS ENDED MAY 31, 2007, 2006 AND 2005 (AUDITED), WITH THE REPORT OF THE INDEPENDENT ACCOUNTANTS THEREON.

EXHIBIT 99.2	UNAUDITED PRO FORMA COMBINED BALANCE SHEET OF THE COMPANY AS OF JUNE 30, 2007 (CPR BUSINESS AS OF MAY 31, 2007) GIVING EFFECT TO THE ACQUISITION OF THE ASSETS OF THE CPR BUSINESS AS IF THE TRANSACTION HAD OCCURRED ON JUNE 30, 2007 AND UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2006 AND SIX MONTHS ENDED JUNE 30, 2007 (CPR BUSINESS FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 2006 AND SIX MONTHS ENDED MAY 31, 2007, RESPECTIVELY), ALL GIVING PRO FORMA EFFECT TO THE COMPANY’S ACQUISITION OF THE CPR BUSINESS AS IF THE TRANSACTION HAD OCCURRED ON JANUARY 1, 2006.

EXPLANATORY NOTE

The purpose of this report is to amend QuadraMed Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2007 (the “Initial Report”) which reported the Company’s acquisition of substantially all of the Misys Computerized Patient Record (“CPR”) assets and related business in the United States, Canada, United Kingdom and Saudi Arabia (the “CPR Business”). This report amends the Initial Report so as to provide the information required under Items 9.01(a) and 9.01(b) of Form 8-K.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously announced, on September 23, 2007, the Company, through QuadCopper, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Acquisition Subsidiary”), completed its acquisition of the CPR Business pursuant to the previously announced asset purchase agreement (the “Agreement”), dated July 22, 2007, by and among Misys Hospital Systems, Inc., a Pennsylvania corporation and indirect wholly owned subsidiary of Misys plc, Misys plc, a company organized under the laws of the United Kingdom (“Parent”), the Acquisition Subsidiary, and the Company. Pursuant to the terms of the Agreement, the Company paid $33 million in cash for the CPR Business. The total purchase price, including related acquisition costs of approximately $0.7 million, was approximately $33.7 million.

The description of the Agreement and the transactions contemplated thereby set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on July 26, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Balance sheets of the CPR Business as of May 31, 2007, 2006 and 2005 (audited) and the related statements of operations, Parent’s net investment and cash flows for the years ended May 31, 2007, 2006 and 2005 (audited), with the report of the independent accountants thereon, are attached hereto as Exhibit 99.1 and are incorporated herein by reference in response to this Item 9.01(a).

(b) Pro Forma Financial Information

Unaudited pro forma combined balance sheet of the Company as of June 30, 2007 giving effect to the acquisition of the CPR Business as if the transaction had occurred on June 30, 2007 and unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2006 and six months ended June 30, 2007 (CPR Business for the twelve months ended November 30, 2006 and six months ended May 31, 2007, respectively), all giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2006, are attached hereto as Exhibit 99.2 and are incorporated herein by reference in response to this Item 9.01(b).

(d) Exhibits

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

Exhibit 99.1	Balance sheets of the CPR Business as of May 31, 2007, 2006 and 2005 (audited) and the related statements of operations, Parent’s net investment and cash flows for the years ended May 31, 2007, 2006 and 2005 (audited), with the report of the independent accountants thereon.

Exhibit 99.2	Unaudited pro forma combined balance sheet of the Company as of June 30, 2007 (CPR Business as of May 31, 2007) giving effect to the acquisition of the assets of the CPR Business as if the transaction had occurred on June 30, 2007 and unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2006 and six months ended June 30, 2007 (CPR Business for the twelve months ended November 30, 2006 and six months ended May 31, 2007, respectively), all giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1	Balance sheets of the CPR Business as of May 31, 2007, 2006 and 2005 (audited) and the related statements of operations, Parent’s net investment and cash flows for the years ended May 31, 2007, 2006 and 2005 (audited), with the report of the independent accountants thereon.

99.2	Unaudited pro forma combined balance sheet of the Company as of June 30, 2007 (CPR Business as of May 31, 2007) giving effect to the acquisition of the assets of the CPR Business as if the transaction had occurred on June 30, 2007 and unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2006 and six months ended June 30, 2007 (CPR Business for the twelve months ended November 30, 2006 and six months ended May 31, 2007, respectively), all giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2006.